UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2007

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26281	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Mark E. Cook, 48, has been appointed Vice President and Controller of Red Hat, Inc. (the “Company”) effective September 24, 2007. Mr. Cook will serve as the Company’s principal accounting officer, assuming this role from Charles E. Peters, Jr., the Company’s Executive Vice President and Chief Financial Officer. Mr. Peters will continue to serve as the Company’s principal financial officer.

Mr. Cook joined the Company as Treasurer in November of 2004 and has been serving as Vice President and Treasurer of the Company since November of 2005. From April 2002 to November 2004, Mr. Cook was Director of Finance at Cluett American Corp., with responsibilities for treasury and various financial functions. From March 1997 until February 2002, Mr. Cook served as Treasurer of Guilford Mills, Inc. Previously, Mr. Cook also held a number of financial positions at Worthington Industries, Inc., Blount International, Inc. and RJR Nabisco, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2007	RED HAT, INC.

	By:	/s/ Charles E. Peters, Jr.
	Name:	Charles E. Peters, Jr.
	Title:	Chief Financial Officer